As Filed with the Securities and Exchange Commission on July 31, 2007
Post-Effective Amendment to Registration Statements on Form S-3 (Registration Nos. 333-08533, 333-38765,
333-75053, 333-63020, 333-72448, 333-74536)

SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
____________________
Post-Effective Amendment To Form S-3 REGISTRATION STATEMENT Under THE SECURITIES ACT OF 1933
____________________
ARMOR HOLDINGS, INC. (Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	52-3392443 (I.R.S. Employer Identification No.)
13386 International Parkway Jacksonville, Florida 32218 (Address of Principal Executive Offices)
____________________

Walter P. Havenstein
Principal Executive Officer and Director
Armor Holdings, Inc.
13386 International Parkway
Jacksonville, Florida 32218
(904)  741-5400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Sheila C. Cheston
Senior Vice President, General Counsel and Secretary
BAE Systems, Inc.
1601 Research Boulevard
Rockville, Maryland 20850
(301) 838-6000

Deregistration of Securities

Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, Armor Holdings, Inc. (the “Company”) hereby withdraws from registration under this Post-Effective Amendment any and all shares of Common Stock, par value $0.01 per share, of the Company (“Common Stock”) originally registered under the Registration Statements on Form S-3 (File Nos. 333-08533, 333-38765, 333-75053, 333-63020, 333-72448, 333-74536) which have not been issued.  Following the merger of the Company with Jaguar Acquisition Sub Inc., a wholly owned subsidiary of BAE Systems, Inc., such shares will not be issued or sold.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, Armor Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to its Registration Statements on Form S-3 (File Nos. 333-08533, 333-38765, 333-75053, 333-63020, 333-72448, 333-74536) to be signed on its behalf by the undersigned, thereunto duly authorized, in Rockville, Maryland, on the 31st day of July, 2007.

ARMOR HOLDINGS, INC.

By:

/s/ Walter P. Havenstein
Name: Walter P. Havenstein
Title: Principal Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (File Nos. 333-08533, 333-38765, 333-75053, 333-63020, 333-72448, 333-74536) has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Walter P. Havenstein	Principal Executive Officer and Director	July 31, 2007
Name: Walter P. Havenstein

/s/ Robert T. Murphy	Principal Financial Officer	July 31, 2007
Name: Robert T. Murphy

/s/ Gary C. Slack	Principal Accounting Officer	July 31, 2007
Name: Gary C. Slack

/s/ Sheila C. Cheston	Director	July 31, 2007
Name: Sheila C. Cheston